CYTOKINETICS ANNOUNCES ADDITIONAL RESULTS FROM COSMIC-HF PRESENTED AT ACC.17

SOUTH SAN FRANCISCO, Calif., Mar. 20, 2017 — Cytokinetics, Inc. (Nasdaq:CYTK) today announced that additional results from COSMIC-HF (Chronic Oral Study of Myosin Activation to Increase Contractility in Heart Failure), a Phase 2 trial evaluating omecamtiv mecarbil in patients with chronic heart failure, were presented by Tor Biering-Sørensen, MD, PhD, Postdoctoral Research Fellow, Division of Cardiology, Brigham & Women’s Hospital and Harvard Medical School, in a Poster Session at the American College of Cardiology’s 66th Annual Scientific Session (ACC.17) in Washington, D.C. The results presented showed that omecamtiv mecarbil improved myocardial deformation, a marker of myocardial function that has been related to outcomes. Omecamtiv mecarbil, a novel investigational cardiac myosin activator that increases cardiac contractility, is being developed by Amgen in collaboration with Cytokinetics for the potential treatment of heart failure.

“These results provide the first, direct echocardiographic evidence in humans that increases in the contractility of cardiac muscle underlie the improvements in overall cardiac function observed in COSMIC-HF,” said Fady I. Malik, MD, PhD, Cytokinetics’ Executive Vice President, Research and Development.

COSMIC-HF: Expansion Phase Design and Results

The expansion phase of COSMIC-HF evaluated the pharmacokinetics, pharmacodynamics, safety and tolerability of oral omecamtiv mecarbil in 448 patients with chronic heart failure and left ventricular systolic dysfunction. Patients were randomized 1:1:1 to receive either placebo or treatment with omecamtiv mecarbil dosed as 25 mg twice daily or 25 mg twice daily with dose escalation to 50 mg twice daily, depending on a plasma concentration of omecamtiv mecarbil after two weeks of treatment. The study met its primary pharmacokinetic objective and showed statistically significant improvements in all pre-specified secondary measures of cardiac function in the treatment group receiving pharmacokinetic-based (PK) dose titration.

In this analysis, measures of left ventricular (LV) myocardial deformation, including global circumferential strain (GCS) and mean global longitudinal strain (GLS), were compared at baseline and at 20 weeks of treatment in the placebo group, the 25 mg twice daily group, and the PK-guided dose titration group. At 20 weeks, both mean GLS and GCS improved in the 25 mg twice daily group (p=0.014, p=0.001, respectively), and showed a trend towards improvement in the PK-guided dose titration group (p=0.06, p=0.13, respectively). These results further support that omecamtiv mecarbil directly improves myocardial contractile function.

About Heart Failure

Heart failure is a grievous condition that affects more than 23 million people worldwide, about half of whom have reduced left ventricular function. It is the leading cause of hospitalization and readmission in people age 65 and older. Despite broad use of standard treatments and advances in care, the prognosis for patients with heart failure is poor. An estimated one in five people over the age of 40 are at risk of developing heart failure, and approximately 50 percent of people diagnosed with heart failure will die within five years of initial hospitalization.

About Omecamtiv Mecarbil

Omecamtiv mecarbil is a novel cardiac myosin activator. Cardiac myosin is the cytoskeletal motor protein in the cardiac muscle cell that is directly responsible for converting chemical energy into the mechanical force resulting in cardiac contraction. Cardiac myosin activators are thought to accelerate the rate-limiting step of the myosin enzymatic cycle and shift the enzymatic cycle in favor of the force-producing state. Preclinical research has shown that cardiac myosin activators increase contractility in the absence of changes in intracellular calcium in cardiac myocytes.

Omecamtiv mecarbil is being developed by Amgen in collaboration with Cytokinetics. Amgen holds an exclusive, worldwide license to omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercialization rights. Amgen has also entered an alliance with Servier for exclusive commercialization rights in Europe as well as the Commonwealth of Independent States, including Russia. Servier contributes funding for development and provides strategic support to the program.

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to increase muscle function and contractility. Cytokinetics’ lead drug candidate is tirasemtiv, a fast skeletal troponin activator (FSTA). Tirasemtiv is the subject of VITALITY-ALS, an international Phase 3 clinical trial in patients with ALS. Tirasemtiv has been granted orphan drug designation and fast track status by the U.S. Food and Drug Administration and orphan medicinal product designation by the European Medicines Agency. Cytokinetics is preparing for the potential commercialization of tirasemtiv in North America and Europe and has granted an option to Astellas Pharma Inc. for development and commercialization in other countries. Cytokinetics is collaborating with Astellas to develop CK-2127107, a next-generation fast skeletal muscle activator. CK-2127107 is the subject of two ongoing Phase 2 clinical trials enrolling patients with spinal muscular atrophy and chronic obstructive pulmonary disease.  Cytokinetics is collaborating with Amgen Inc. to develop omecamtiv mecarbil, a novel cardiac muscle activator.  Omecamtiv mecarbil is the subject of GALACTIC-HF, an international Phase 3 clinical trial in patients with heart failure.  Amgen holds an exclusive worldwide license to develop and commercialize omecamtiv mecarbil with a sublicense held by Servier for commercialization in Europe and certain other countries. Astellas holds an exclusive worldwide license to develop and commercialize CK-2127107. Licenses held by Amgen and Astellas are subject to Cytokinetics’ specified co-development and co-commercialization rights. For additional information about Cytokinetics, visit http://www.cytokinetics.com/.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities, including the design, results, significance and utility of COSMIC-HF clinical trial results and the potential for success and timing for the progression of omecamtiv mecarbil; and the properties and potential benefits of Cytokinetics’ drug candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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Cytokinetics
Diane Weiser
Vice President, Corporate Communications, Investor Relations
(650) 624-3060